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                                  Exhibit 10.9

                                 GENE LOGIC INC.

                           Stock Restriction Agreement

      AGREEMENT dated as of December 20, 1996, by and between Gene Logic Inc., a Delaware corporation (the "Company") and Mark D. Gessler (the "Stockholder").

                               W I T N E S S E T H

      WHEREAS, the Stockholder has as of the date of this Agreement acquired 25,000 shares of the Company's Common Stock (the "Shares");

      WHEREAS, the Stockholder is an executive officer of the Company; and

      WHEREAS, the parties hereto desire to provide for the continuity of ownership and management of the Company to best further the interests of the Company and its present and future stockholders;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Repurchase Option.

            (a) If the Stockholder shall for any reason (including, without limitation, involuntary removal with or without cause) cease to be employed by the Company, the Company shall have an irrevocable and exclusive right, for 60 days from the date upon which the Stockholder shall so cease to be employed by the Company (which date shall be determined in the sole reasonable judgment of the Company and shall be referred to herein as the "Termination Date"), to purchase all or any portion of the Shares, other than Vested Shares (as such term is defined below).

            (b) "Vested Shares" shall mean those Shares released from the Company's repurchase option, as set forth in Section 1(a) above, in accordance with the following schedule, subject to the continued service of the Stockholder as an employee of the Company:

                  o 6,250 Shares on the date hereof

                  o An additional 521 Shares on the first day of each month beginning on July 1, 1997 and continuing through and including May 1, 2000

                  o An additional 515 Shares on July 1, 2000 (at which time, all 25,000 Shares shall have become Vested Shares).

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            If the Stockholder ceases to be an employee of the Company, no further shares beyond those already vested upon the Termination Date shall vest pursuant to this Agreement.

            If (i) the Company is merged or consolidated with, or all or substantially all of its assets are acquired by, another entity, or (ii) the Company issues and sells shares of its Common Stock to the public in a firm underwriting pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and the Stockholder has continued to serve as an employee of the Company through the effective date of such merger, consolidation, sale or public offering, then upon the consummation of such merger, consolidation, sale or public offering all unvested Shares held by the Stockholder on such date shall immediately become Vested Shares and the Company's repurchase right under this Section 1 shall terminate.

            (c) The purchase price at which the Company may exercise its option to purchase the Shares under this Section 1 (the "Option Price") shall be $.15 per share.

      2. Right of First Refusal. In the event the Stockholder shall desire to sell or otherwise dispose of any portion of the Shares, including the Vested Shares, the Stockholder shall (i) obtain an irrevocable and unconditional bona fide offer in writing (the "Bona Fide Offer") for the purchase thereof and (ii) give written notice (the "Option Notice") to the Company setting forth his desire to sell such Shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer. The Company shall have a non-assignable option, exercisable for 30 days from receipt of the Option Notice, to purchase any or all shares proposed to be sold, at a price and on terms identical to those set forth in the Bona Fide Offer.

      3. Restrictions on Transfer. The Stockholder may not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber all or any of the Shares, except as provided in this Agreement. Notwithstanding the foregoing, the Stockholder may transfer all or any of the Shares to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing, as a condition to such transfer, to be bound by all of the provisions of this Agreement. As used herein, the word "family" shall mean any parent, spouse, lineal descendant, brother or sister.

      4. Adjustments. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, all of the terms and provisions of this Agreement shall apply to any new, additional or different shares of securities issued to the Stockholder as replacements for the Shares or otherwise as a result of such event, and the price and the number of shares or other securities that may be purchased by the Company pursuant to this Agreement shall be appropriately adjusted.


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      5. Recognition of Transferee. The Company shall not (i) transfer on its books record ownership of any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) recognize the right to vote, or to receive dividends upon, such Shares with respect to any transferee to whom such Shares shall have been so transferred.

      6. Rights of Stockholder. This Agreement shall not be deemed to be an employment contract, and nothing in this Agreement shall affect in any way the right or power of the Company to terminate the Stockholder's service as a consultant to the Company.

      7. Specific Enforcement. Each of the parties hereto acknowledges that the parties will be irreparably damaged in the event that this Agreement is breached. Upon a breach or threatened breach in the terms, covenants or conditions of this Agreement by either of the parties hereto, the other party shall be entitled (in addition to all other remedies) to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

      8. Notices. Any notice required to be given hereunder shall be in writing and shall be deemed to be properly given when sent by registered or certified mail, return receipt requested, addressed, if to the Company, to its President at the Company's principal office, and if to the Stockholder, to his address as shown on the stock transfer records of the Company, or in either case to such other address as to which either party shall give the other notice pursuant to this Section.

      9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      10. Waivers; Amendments. No waiver of any right hereunder by either party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by either party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except in writing signed by the parties hereto.

      11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

      12. Severability. If any provision of this Agreement shall be declared void and unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby.


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      13. Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreement and understandings.

      14. Termination. The Company's right of first refusal set forth in Section 2 shall terminate upon the consummation of an underwritten public offering of the Company's Common Stock, pursuant to an effective registration statement under the Securities Act, in which the aggregate net proceeds to the Company exceed $10,000,000.

      15. Headings. Headings in this Agreement are included for reference only and shall have no affect upon the construction or interpretation of any part of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement under seal, as of the date first above written.

                                    GENE LOGIC INC.


                                    By: /s/ Michael J. Brennan
                                       -----------------------------
                                         President


                                    /s/ Mark D. Gessler
                                    --------------------------------
                                    Mark D. Gessler


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